Exhibit 99

Post Office Box 216 307 North Defiance Street Archbold, Ohio 43502	NEWS RELEASE

Company Contact:	Investor and Media Contact:
Lars B. Eller President and Chief Executive Offcer Farmers & Merchants Bancorp, Inc. (419) 446-2501 leller@fm.bank	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Farmers & Merchants Bancorp, Inc. Reports Record

2019 Fourth-Quarter and Full-Year Financial Results

Record 2019 Financial Results Driven by Strong Operating Performance and Benefits of the Bank of Geneva Acquisition

ARCHBOLD, OHIO, February 5, 2020, Farmers & Merchants Bancorp, Inc. (Nasdaq: FMAO) today reported financial results for the 2019 fourth quarter and twelve months ended December 31, 2019.

2019 Fourth Quarter Financial Highlights Include (on a year-over-year basis unless noted):

•	Total loans at December 31, 2019 increased 5.2% from September 30, 2019
•	Net interest income after provision for loan losses increased 25.1% to $12.6 million
•	Net income increased 47.9% to $4.7 million
•	Earnings increased 26.5% to $0.43 per basic and diluted share, despite a 19.9% increase in the weighted average shares outstanding
•	Return on average assets increased to 1.18%, compared to 1.15% for the same period last year

2019 Full-Year Financial Highlights Include (on a year-over-year basis unless noted):

•	Total loans increased 44.3% to $1.212 billion as a result of the contribution from the Bank of Geneva acquisition and strong organic loan growth
•	Organic loan growth increased by 511.78% or $90.3 million, a record increase of $112.2 million
•	Total assets increased 44.0% to a record $1.607 billion
•	Deposits increased 38.7% to a record $1.288 billion
•	Organic deposit growth increased by 1,619.98%, or $143.6 million, to a record increase of $153.1 million
•	Net interest income after provision for loan losses increased 32.6% to $52.4 million
•	Net income increased 23.1% to a record $18.4 million
•

Earnings increased 3.1% to a record $1.66 per basic and diluted share, despite a 19.9% increase in the weighted average shares outstanding (Earnings adjusted for acquisition expenses were $1.69 per basic and diluted share)

•	Book value per share increased 34.0% to $20.68 per share
•	Tangible book value per share increased 4.8% to $16.01 per share
•	2019 cash dividend increased 8.9% to $0.61 per share

“I am proud of the significant accomplishments we achieved during 2019, which includes the successful completion of the Bank of Geneva acquisition, strong organic loan and deposit growth, and improvements in profitability.  As a result, 2019 was the fifth consecutive year of record assets and earnings,” stated Lars B. Eller, President and Chief Executive Officer. “During 2019, we also developed a new three-year strategic plan and we have a clear roadmap to follow in 2020 and beyond, as we focus on our goal of becoming a financial institution with over $3 billion in assets.  We invested across our platform to build the necessary resources to support our growth initiatives and I am particularly pleased with the progress we made attracting, developing, and retaining key members of our leadership, lending and banking teams.  This will be an important initiative for F&M during 2020 and I look forward to reporting on our progress.  As we look to the future, I am encouraged by F&M’s position to consistently and profitably grow, while supporting our customers, local communities and employees.  I am excited by the direction we are headed and expect 2020 to be a year of execution and strong financial performance for F&M.”

Income Statement

Net income for the fourth quarter ended December 31, 2019, was $4.7 million, compared to $3.2 million for the same period last year.  Earnings per basic and diluted share for the 2019 fourth quarter was $0.43, compared to $0.34 for the same period last year.  2019 fourth quarter earnings included $0.02 per basic and diluted share of one-time acquisition related expenses and a 19.9% increase in the weighted average common shares outstanding due to the additional shares from the Limberlost acquisition.  2018’s fourth quarter earnings included one-time merger related expenses of $0.07 per basic and diluted share.

Net income for the year ended December 31, 2019, was $18.4 million, compared to $14.9 million for the year ended December 31, 2018.  Earnings per basic and diluted share for 2019 was $1.66, compared to $1.61 for the same period last year.  2019 earnings included $0.03 per basic and diluted share of one-time acquisition related expenses, and a 19.9% increase in the weighted average common shares outstanding due to the additional shares from the Limberlost acquisition.  2018’s earnings included one-time merger related expenses of $0.07 per basic and diluted share.

Mr. Eller continued, “We ended 2019 with record annual and quarterly net income as a result of a 32.6% annual increase in net interest income after provision for loan losses and an 8.8% annual increase in noninterest income.  For the year 2019, we worked hard and lowered our operating efficiency ratio to 60.96% at the Bank level, excluding acquisition and captive expenses.  We expect interest rates will remain low throughout 2020 as a result of Federal Reserve monetary policies, which we believe will put pressure on interest income across our industry.  We are focused on offsetting the macro related impact on interest income during 2020 by maintaining a stable net interest margin, increasing core deposits, driving loan growth and managing risk.”

Deposits

At December 31, 2019, total deposits were $1.288 billion, an increase of 38.7% from December 31, 2018.  The significant organic deposit growth we have been experiencing continues to be due primarily to new product development that has allowed F&M to attract new customers and expand existing customer holdings.

Loan Portfolio

Total loans, net at December 31, 2019, increased 44.3%, or by $372.2 million to $1.212 billion, compared to $839.6 million at December 31, 2018, and up 5.2%, or $59.8 million from $1.152 billion at September 30, 2019. The year-over-year improvement resulted primarily from the contribution of the Bank of Geneva acquisition and organic loan growth.

“F&M’s market share increased throughout 2019 as we experienced strong organic loan and deposit growth and, for the month of December 2019 alone, net loans increased over $58 million. In addition, fourth quarter 2019 ended with the largest number of 1-4 family loans being closed in the last ten years.  Our strong loan and deposit growth are primarily due to our leading position in many of the markets we serve, our strong network of local bankers, and our compelling financial products and services.”

“During 2019, we completed a comprehensive review of each loan from the Bank of Geneva merger.  As a result, our nonperforming assets to total assets increased from 0.10% at December 31, 2018, to 0.22% at December 31, 2019, and our over-30-day past due loans to total loans increased from 0.09% at December 31, 2018 to 0.18% at December 31, 2019. Despite these increases, our net charge-offs to average loans was stable year-over-year and our overall asset quality remains significantly better than many of our peers. Provision expense for the fourth quarter was higher than previous quarters as we provided for the significant amount of organic loan growth and our reviewed and subsequently refinanced acquisition loans.  In addition, our allowance for loan and lease does not include a $2.1 million credit mark associated with the Limberlost acquisition, which further supports the future performance of our loan portfolio.  With stable asset quality and strong liquidity, we have significant capital to support our growth initiatives,” concluded Mr. Eller.

Stockholders’ Equity and Dividends

Total stockholders’ equity increased 60.7% to $230.3 million at December 31, 2019, from $143.3 million at December 31, 2018.  At December 31, 2019, the company had a Tier 1 leverage ratio of 11.52%, compared to 12.81%

at December 31, 2018.  The decline in the Tier 1 leverage ratio was primarily due to the added goodwill associated with the Limberlost acquisition.

Tangible stockholders’ equity increased to $178.3 million at December 31, 2019, compared to $141.9 million at December 31, 2018.  On a per share basis, tangible stockholders’ equity at December 31, 2019, was $16.01 per share, compared to $15.28 per share at December 31, 2018.

For 2019, we raised our dividend again.  The company declared cash dividends of $0.61 per share, an 8.9% increase over $0.56 per share declared in 2018.  For 2019, the dividend payout ratio was 36.59% compared to 25.18% for the same period last year.

About Farmers & Merchants Bancorp, Inc.

Farmers & Merchants Bancorp, Inc. (“F&M”) (Nasdaq: FMAO), is the holding company for the Farmers & Merchants State Bank, a local independent community bank with $1.6 billion in assets that has been serving Northwest Ohio and Northeast Indiana since 1897. The Farmers & Merchants State Bank provides commercial banking, retail banking and other financial services through its 30 offices. Our locations are in Fulton, Defiance, Hancock, Henry, Lucas, Williams, and Wood counties in Northwest Ohio. In Northeast Indiana, we have offices located in Adams, Allen, DeKalb, Jay and Steuben counties.

Safe harbor statement

Farmers & Merchants Bancorp, Inc. (“F&M”) wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995. Statements by F&M, including management’s expectations and comments, may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21B of the Securities Exchange Act of 1934, as amended. Actual results could vary materially depending on risks and uncertainties inherent in general and local banking conditions, competitive factors specific to markets in which F&M and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions. F&M assumes no responsibility to update this information. For more details, please refer to F&M’s SEC filing, including its most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q. Such filings can be viewed at the SEC’s website, www.sec.gov or through F&M’s website www.fm.bank.

Non-GAAP Financial Measures

This press release includes disclosure of financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers & Merchants Bancorp, Inc. believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers & Merchants Bancorp, Inc.’s marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the tables following Consolidated Financial Highlights below.

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME & COMPREHENSIVE INCOME

(Unaudited) (in thousands of dollars, except per share data)

		Three Months Ended				Twelve Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Interest Income
Loans, including fees	$15,608	$15,202	$16,723	$14,680	$10,955	$62,213	$42,303
Debt securities:
U.S. Treasury and government agencies	840	972	816	713	630	3,341	2,478
Municipalities	225	190	211	211	250	837	1,095
Dividends	60	69	76	88	56	293	220
Federal funds sold and other	416	579	457	170	112	1,622	333
Total interest income	17,149	17,012	18,283	15,862	12,003	68,306	46,429
Interest Expense
Deposits	3,336	3,654	3,339	2,613	1,670	12,942	5,989
Federal funds purchased and securities sold under agreement to repurchase	207	201	141	185	127	734	503
Borrowed funds	270	257	269	287	20	1,083	80
Total interest expense	3,813	4,112	3,749	3,085	1,817	14,759	6,572
Net Interest Income - Before Provision for Loan Losses	13,336	12,900	14,534	12,777	10,186	53,547	39,857
Provision for Loan Losses	728	247	133	30	105	1,138	324
Net Interest Income After Provision For Loan Losses	12,608	12,653	14,401	12,747	10,081	52,409	39,533
Noninterest Income
Customer service fees	1,732	1,722	1,694	1,578	1,612	6,726	5,935
Other service charges and fees	1,132	1,179	1,091	1,041	1,032	4,443	4,181
Net gain on sale of loans	119	260	196	102	140	677	757
Net gain (loss) on sale of available-for-sale securities	-	-	-	(26)	(19)	(26)	(9)
Total noninterest income	2,983	3,161	2,981	2,695	2,765	11,820	10,864
Noninterest Expense
Salaries and wages	4,029	4,158	3,830	4,312	3,834	16,329	13,760
Employee benefits	1,410	1,331	1,223	1,594	1,102	5,558	4,115
Net occupancy expense	406	630	614	667	451	2,317	1,757
Furniture and equipment	596	720	763	696	450	2,775	2,110
Data processing	396	482	376	1,299	318	2,553	1,318
Franchise taxes	246	248	229	258	244	981	954
ATM expense	434	416	418	447	368	1,715	1,340
Advertising	340	587	382	260	218	1,569	887
Net loss on sale of other assets owned	16	22	28	15	27	81	44
FDIC assessment	(11)	-	98	96	77	183	326
Mortgage servicing rights amortization	158	149	105	75	100	487	364
Consulting fees	264	196	95	113	461	668	928
Other general and administrative	1,482	1,667	1,551	1,679	1,167	6,379	4,318

Total noninterest expense	9,766	10,606	9,712	11,511	8,817	41,595	32,221
Income Before Income Taxes	5,825	5,208	7,670	3,931	4,029	22,634	18,176
Income Taxes	1,102	933	1,490	707	836	4,232	3,227
Net Income	4,723	4,275	6,180	3,224	3,193	18,402	14,949
Other Comprehensive Income (Loss) (Net of Tax):
Net unrealized gain (loss) on available-for- sale securities	(472)	841	3,061	1,749	2,374	5,179	(1,058)
Reclassification adjustment for (gain) loss on sale of available-for-sale securities	-	-	-	26	19	26	9
Net unrealized gain (loss) on available-for- sale securities	(472)	841	3,061	1,775	2,393	5,205	(1,049)
Tax expense (benefit)	(99)	176	643	373	503	1,093	(220)
Other comprehensive income (loss)	(373)	665	2,418	1,402	1,890	4,112	(829)
Comprehensive Income	$4,350	$4,940	$8,598	$4,626	$5,083	$22,514	$14,120
Basic and Diluted Earnings Per Share	$0.43	$0.38	$0.56	$0.29	$0.34	$1.66	$1.61
Dividends Declared	$0.16	$0.15	$0.15	$0.15	$0.15	$0.61	$0.56

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited) (in thousands of dollars, except share data)

	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Assets
Cash and due from banks	$50,137	$103,188	$108,085	$48,740	$37,492
Federal funds sold	1,159	11,404	15,193	33,109	873
Total cash and cash equivalents	51,296	114,592	123,278	81,849	38,365

Interest-bearing time deposits	4,309	4,554	4,509	4,509	4,019
Securities - available-for-sale	222,293	190,465	204,415	174,682	168,447
Other securities, at cost	5,810	5,789	5,789	5,789	3,679
Loans held for sale	4,248	606	1,909	859	495
Loans, net	1,211,771	1,151,937	1,084,448	1,091,829	839,599
Premises and equipment	26,351	25,990	26,013	25,205	22,615
Goodwill	47,340	47,340	47,340	47,340	4,074
Mortgage servicing rights	2,629	2,556	2,465	2,397	2,385
Other real estate owned	214	351	329	510	600
Bank owned life insurance	15,235	15,151	15,050	14,963	14,884
Other assets	15,834	15,549	15,002	15,729	17,001
Total Assets	$1,607,330	$1,574,880	$1,530,547	$1,465,661	$1,116,163

Liabilities and Stockholders' Equity
Liabilities
Deposits
Noninterest-bearing	$265,156	$261,719	$242,510	$236,847	$215,422
Interest-bearing
NOW accounts	423,655	430,646	430,505	418,773	298,254
Savings	322,973	310,667	293,179	272,875	227,701
Time	276,563	274,996	276,153	258,929	187,413
Total deposits	1,288,347	1,278,028	1,242,347	1,187,424	928,790

Federal Funds Purchased and securities sold under agreements to repurchase	48,073	30,056	27,102	25,521	32,181
Federal Home Loan Bank (FHLB) advances	24,806	24,669	24,532	24,682	-
Dividend payable	1,768	1,657	1,654	1,654	1,379
Accrued expenses and other liabilities	14,078	13,062	10,865	9,446	10,526
Total liabilities	1,377,072	1,347,472	1,306,500	1,248,727	972,876

Commitments and Contingencies

Stockholders' Equity
Common stock - No par value 20,000,000 shares authorized; issued and outstanding 12,230,000 shares 12/31/19, 10,400,000 shares 12/31/18	81,535	81,264	81,955	81,760	10,823
Treasury stock - 1,093,065 shares 12/31/19, 1,114,739 shares 12/31/18	(12,456)	(12,453)	(12,707)	(12,680)	(12,409)
Retained earnings	160,081	157,126	153,993	149,466	147,887
Accumulated other comprehensive income (loss)	1,098	1,471	806	(1,612)	(3,014)
Total stockholders' equity	230,258	227,408	224,047	216,934	143,287
Total Liabilities and Stockholders' Equity	$1,607,330	$1,574,880	$1,530,547	$1,465,661	$1,116,163

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

SELECT FINANCIAL DATA

	For the Three Months Ended					For the Twelve Months Ended
Selected financial data	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Return on average assets	1.18%	1.10%	1.63%	1.00%	1.15%	1.23%	1.34%
Return on average equity	8.26%	7.54%	11.21%	7.16%	9.04%	8.26%	10.86%
Yield on earning assets	4.63%	4.74%	5.25%	4.80%	4.61%	4.85%	4.46%
Cost of interest bearing liabilities	1.40%	1.55%	1.45%	1.26%	0.96%	1.42%	0.86%
Net interest spread	3.23%	3.19%	3.80%	3.54%	3.65%	3.43%	3.60%
Net interest margin	3.60%	3.60%	4.18%	3.87%	3.92%	3.80%	3.83%
Efficiency	63.67%	65.86%	56.00%	73.11%	67.59%	63.42%	63.19%
Dividend payout ratio	43.34%	38.67%	26.78%	42.77%	43.16%	36.59%	25.18%
Tangible book value per share (1)	$16.01	$15.45	$15.49	$14.90	$15.28
Tier 1 capital to average assets	11.52%	11.45%	11.77%	13.35%	12.81%

(1) Tangible Equity = Stockholder Equity less goodwill and other intangibles (core deposit intangible, mortgage servicing rights and unrealized gain/loss on securities)

Loans	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
(Dollar amounts in thousands)
Commercial real estate	$551,309	$502,137	$443,257	$440,993	$419,784
Agricultural real estate	199,105	200,791	193,768	191,752	68,609
Consumer real estate	165,349	159,074	159,540	160,967	80,766
Commercial and industrial	135,631	130,150	125,609	137,949	121,793
Agricultural	111,820	110,270	113,755	112,898	108,495
Consumer	49,237	49,552	48,952	47,647	41,953
Other	8,314	8,167	7,341	7,392	5,889
Less: Net deferred loan fees and costs	(1,766)	(1,445)	(1,091)	(1,133)	(915)
Total loans, net	$1,218,999	$1,158,696	$1,091,131	$1,098,465	$846,374

Asset quality data	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
(Dollar amounts in thousands)
Nonaccrual loans	$3,400	$3,275	$1,328	$1,188	$542
Troubled debt restructuring	$956	$1,051	$981	$102	$178
90 day past due and accruing	$-	$-	$-	$-	$-
Nonperforming loans	$3,400	$3,275	$1,328	$1,188	$542
Other real estate owned	$214	$351	$329	$510	$600
Non-performing assets	$3,614	$3,626	$1,657	$1,698	$1,142

(Dollar amounts in thousands)
Allowance for loan and lease losses	$7,228	$6,759	$6,964	$6,636	$6,755
Allowance for loan and lease losses/total loans	0.59%	0.58%	0.64%	0.60%	0.80%
Net charge-offs:
Quarter-to-date	$295	$171	$86	$169	$84
Year-to-date	$685	$426	$255	$169	$417
Net charge-offs to average loans
Quarter-to-date	0.03%	0.02%	0.01%	0.02%	0.01%
Year-to-date	0.06%	0.04%	0.02%	0.02%	0.05%
Non-performing loans/total loans	0.28%	0.28%	0.12%	0.11%	0.06%
Allowance for loan and lease losses/nonperforming loans	187.17%	173.25%	375.51%	558.92%	1249.57%

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

(in thousands of dollars, except per share data)

PRO-FORMA EARNINGS PER SHARE

	Pro-forma Three Months Ended		Pro-forma Twelve Months Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Earnings per share
Net income	$4,732	$3,546	$19,431	$20,358
Less: distributed earnings allocated to participating securities	(14)	(14)	(581)	(52)
Less: undistributed earnings allocated to participating securities	(25)	(16)	(95)	(119)
Net earnings available to common shareholders	$4,693	$3,516	$18,755	$20,187

Weighted average common shares outstanding including participating securities	11,137,004	11,115,261	11,113,810	11,102,964
Less: average unvested restricted shares	(88,711)	(93,940)	(83,369)	(93,000)
Weighted average common shares outstanding	11,048,293	11,021,321	11,030,441	11,009,964
Basic earnings and diluted per share	$0.43	$0.32	$1.75	$1.83

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

(in thousands of dollars)

NON-GAAP RECONCILIATION OF NET INCOME

	Non-GAAP Three Months Ended		Non-GAAP Twelve Months Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Non-GAAP Reconciliation of Net Income
Net income	$4,723	$3,193	$18,402	$14,949
Acquisition expenses	11	553	1,281	742
Accretion/amortization fair value adjustments	289	-	(825)	-
Tax effect	(62)	(59)	(79)	(78)
Net income excluding acquisition expenses	$4,961	$3,687	$18,779	$15,613

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES

(in thousands of dollars, except percentages)

	For the Three Months Ended			For the Three Months Ended
	December 31, 2019			December 31, 2018
Interest Earning Assets:	Average Balance	Interest/ Dividends	Yield/ Rate	Average Balance	Interest/ Dividends	Yield/ Rate
Loans	$1,174,748	$15,608	5.32%	$836,055	$10,955	5.24%
Taxable Investment Securities	165,745	975	2.35%	142,353	727	2.04%
Tax-exempt Investment Securities	31,831	150	2.39%	43,307	209	2.44%
Fed Funds Sold & Other	114,278	416	1.46%	24,469	112	1.83%
Total Interest Earning Assets	1,486,602	$17,149	4.63%	1,046,184	$12,003	4.61%

Nonearning Assets	111,367			65,904

Total Assets	$1,597,969			$1,112,088

Interest Bearing Liabilities:
Savings Deposits	$758,594	$1,746	0.92%	$541,786	$956	0.71%
Other Time Deposits	275,406	1,590	2.31%	185,734	714	1.54%
Other Borrowed Money	24,715	270	4.37%	4,785	20	1.67%
Fed Funds Purchased & Securities
Sold under Agreement to Repurch.	30,464	207	2.72%	25,752	127	1.97%
Total Interest Bearing Liabilities	$1,089,179	$3,813	1.40%	$758,057	$1,817	0.96%

Noninterest bearing Liabilities	280,027			212,714

Stockholders Equity	$228,763			$141,317

Net Interest Income and interest rate spread		$13,336	3.23%		$10,186	3.65%

Net Interest Margin			3.60%			3.92%

Yields on Tax exempt securities and the portion of the tax-exempt IDB loans included in loans have been tax adjusted based on a 21% tax rate in the charts

	For the Twelve Months Ended			For the Twelve Months Ended
	December 31, 2019			December 31, 2018
Interest Earning Assets:	Average Balance	Interest/ Dividends	Yield/ Rate	Average Balance	Interest/ Dividends	Yield/ Rate
Loans	$1,129,231	$62,213	5.51%	$831,614	$42,303	5.09%
Taxable Investment Securities	163,777	3,832	2.34%	147,186	2,863	1.95%
Tax-exempt Investment Securities	33,112	639	2.44%	48,059	930	2.45%
Fed Funds Sold & Other	86,971	1,622	1.86%	21,218	333	1.57%
Total Interest Earning Assets	1,413,091	$68,306	4.85%	1,048,077	$46,429	4.46%

Nonearning Assets	86,119			64,136

Total Assets	$1,499,210			$1,112,213

Interest Bearing Liabilities:
Savings Deposits	$720,879	$7,323	1.02%	$551,746	$3,453	0.63%
Other Time Deposits	265,046	5,619	2.12%	183,512	2,536	1.38%
Other Borrowed Money	25,538	1,083	4.24%	4,946	80	1.62%
Fed Funds Purchased & Securities
Sold under Agreement to Repurch.	29,859	734	2.46%	26,252	503	1.92%
Total Interest Bearing Liabilities	$1,041,322	$14,759	1.42%	$766,456	$6,572	0.86%

Noninterest bearing Liabilities	235,010			208,118

Stockholders Equity	$222,878			$137,639

Net Interest Income and interest rate spread		$53,547	3.43%		$39,857	3.60%

Net Interest Margin			3.80%			3.83%

Yields on Tax exempt securities and the portion of the tax-exempt IDB loans included in loans have been tax adjusted based on a 21% tax rate in the charts